UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 15, 2008

SONGZAI INTERNATIONAL HOLDING GROUP, INC.

(Exact name of registrant as specified in Charter)

Nevada	333-66994	43-1932733
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

17890 Castleton Street, Suite 112
City of Industry, CA 91748

(Address of Principal Executive Offices)

(626) 581-8878

 (Issuer Telephone Number)

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(b)           Effective August 15, 2008, Mr. Hongjun Li resigned from his positions as President and a member of the board of directors (the “Board”) of Songzai International Holding Group, Inc. (“Songzai”).

(c)           Appointment of New President and Chief Executive Officer

Effective August 15, 2008, the Board appointed Mr. Hongwen Li as Songzai’s President and Chief Executive Officer.

In connection with his appointments, we entered into an employment agreement with Mr. Hongwen Li for an initial term of one year, which automatically renews for successive one-year periods unless one party notifies the other party in writing not to renew at least 60 days before the end of the then effective term. Under the employment agreement, we agreed to compensate Mr. Li an annual salary of $100,000 for his services as President and Chief Executive Officer, which may be adjusted at the discretion of the Board. During the term of the employment agreement, we agree to include Mr. Li as an insured if we obtain an officers and directors insurance policy. In addition, we agreed to reimburse Mr. Li for reasonable expenses incurred in connection with the performance of his duties under the employment agreement.

We may terminate the employment agreement for cause if Mr. Li (i) is convicted of (or pleads nolo contendere to) any felony; (ii) commits acts of fraud, misappropriation or embezzlement at the expense of Songzai; (iii) engages in willful misconduct, gross negligence or gross or habitual or material neglect in the performance of his duties; or (iv) causes a material breach of any of the covenants, terms or provisions of the employment agreement that remains uncured for a period of 30 days after written notice from us to him.

On the other hand, Mr. Li may terminate the employment agreement for good reason if (i) we cause a material breach of any of the provisions of this Agreement that remains uncured within thirty (30) days following his written notice of such breach; (ii) we adversely alter his title, position, status, duties or authority with Songzai; (iii) we reduce his compensation; (iv) the Board requests him to engage in any unlawful activity; or (v) a change in control of Songzai occurs.

The employment agreement may also be terminated by either Mr. Li or us without cause or without good reason, immediately upon written notice to the other party. Additionally, the employment agreement terminates upon Mr. Li’s death or inability to carry out his duties for 90 consecutive days or 120 days in any 360-day period. Upon termination of the employment agreement, we are obligated to Mr. Li for all accrued but unpaid salary and accrued but unreimbursed expenses.

The employment also contains restrictive covenants preventing the unauthorized use and/or disclosure by Mr. Li of confidential information during or at any time after termination.

The foregoing description of Mr. Li’s employment agreement is qualified in its entirety by the contents of the employment agreement attached as Exhibit 10.1 to this current report on Form 8-K.

Appointment of New Director

Effective August 15, 2008, the Board appointed Mr. Guoqing Yue to fill the vacancy on the Board created by the resignation of Mr. Hongjun Li.

Mr. Yue has extensive work experience in, and knowledge of, Heilongjiang Province, where Songzai’s mines are located. From 1976 to 1989, Mr. Yue was a government official with the Second Light Industry Bureau in Daxinganling, a prefecture of Heilongjiang Province. From 1989 to 1994, Mr. Yue worked at a local engineering company and a paper mill in the region before joining Qinghuangdao Xinshiji Industrial Co., Ltd., a commodities trading company doing business between Heilongjiang and Qinhuangdao, a municipality and the chief port of Hebei Province. In 1999, Mr. Yue left the trading company and founded Qinhuangdao Pengda Real Estate Development Co., Ltd., developing properties primarily in Qinhuandao and Hebei’s Xiong County. In 2001, Mr. Yue led a group of private investors to acquire Heilongjiang Beiyao Development Co., Ltd., which later became Heilongjiang Xing An Mining Development Group Co., Ltd. (“Xing An Mining”).

As disclosed in a current report on Form 8-K filed on January 7, 2008, Songzai entered into a stock purchase agreement (the “Agreement”) on December 31, 2007, to purchase two Chinese mining companies, namely Heilongjiang Xing An Group Hong Yuan Coal Mining Co., Ltd. (“Hong Yuan”) and Heilongjiang Xing An Group Sheng Yu Ming Co., Ltd. (“Sheng Yu”). The sellers of these two companies included, among others, Xing An Mining (as owner of 60% of Hong Yuan and Sheng Yu) and Mr. Yue (as owner of 6% of Hong Yuan and Sheng Yu). Pursuant to the terms of the Agreement, the owners of Hong Yuan and Sheng Yu agreed to sell 90% of the two companies to Songzai, and to transfer the beneficial interests of the remaining 10% to Songzai pursuant to a trust, in exchange for the aggregate purchase price of thirty million dollars in promissory notes and 80,000,000 shares of Songzai’s common stock. The promissory notes are without interest, and are payable in two installments, the first due six months after the closing of the acquisition transaction in the amount of $18,000,000, and the second on the first anniversary of the closing date in the amount of $12,000,000, provided that the promissory notes will be immediately due and payable on Songzai’s completion of a financing of at least $30,000,000. As disclosed in Songzai’s annual report on Form 10-K/A filed on April 23, 2008, the acquisition transaction was completed on April 4, 2008.

In connection with his appointment, Mr. Yue executed and delivered a director offer letter, which is included with this 8-K as Exhibit 10.2. Pursuant to the terms of the director offer letter, Mr. Yue will be entitled to receive annual compensation of $150,000 for his actual attendance and participation at all meetings of the Board, as well as expenses incurred in connection therewith. Mr. Yue’s annual compensation will be paid in cash. During his term as a director, we agree to include Mr. Yue as an insured if we obtain an officers and directors insurance policy. In addition, we agreed to reimburse Mr. Yue for reasonable expenses incurred in connection with the performance of duties as a director and Chairman of the Board. The employment also contains restrictive covenants preventing the unauthorized use and/or disclosure by Mr. Yue of confidential information during or at any time after his term as a director.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

10.1	Employment Agreement with Mr. Hongwen Li dated August 15, 2008.

10.2	Director Offer Letter with Mr. Guoqing Yue dated August 15, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 19, 2008	Songzai International Holding Group, Inc. (Registrant)

	By:	/s/ Hongwen Li
Hongwen Li
Chief Executive Officer